UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2025 Annual Meeting on May 21, 2025, at its office located in Milpitas, California. At the 2025 Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as follows:

Proposal 1: The stockholders elected Stephen D. Kelley, Susan D. Lynch, David B. Miller, Michael P. Plisinski, Stephen Schwartz, Christopher A. Seams, and May Su as directors of the Company, each to serve until the next annual meeting. The voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen D. Kelley	41,323,500	185,864	64,025	2,376,395
Susan D. Lynch	41,299,276	209,645	64,468	2,376,395
David B. Miller	38,607,953	2,899,320	66,116	2,376,395
Micheal P. Plisinski	41,420,395	125,545	27,449	2,376,395
Stephen Schwartz	41,342,019	174,621	56,749	2,376,395
Christopher A. Seams	40,223,188	1,047,888	302,313	2,376,395
May Su	40,506,871	991,539	74,979	2,376,395

Proposal 2: The stockholders approved, on an advisory (non-binding) basis, the compensation for the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting, by the following vote:

For	Against	Abstain	Broker Non-Votes
40,021,164	1,505,709	46,516	2,376,395

Proposal 3: The stockholders ratified Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026, by the following vote:

For	Against	Abstain	Broker Non-Votes
43,571,777	354,246	23,761	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date:	May 21, 2025	By:	/s/ Yoon Ah Oh
Yoon Ah Oh Senior Vice President, General Counsel & Corporate Secretary